Exhibit 99.1

RiceBran Technologies Reports First Quarter 2022 Results

TOMBALL, Texas, April 28, 2022 – RiceBran Technologies (NASDAQ: RIBT) (the “Company”), a global leader in the development and manufacture of nutritional and functional ingredients derived from rice and other small and ancient grains for human food, nutraceutical, pet care and equine feed applications, today announced financial results for the first quarter ended March 31, 2022.

Summary Results ($000s)	1Q22	1Q21	% Chg.	Qual	1Q22	4Q21	% Chg.	Qual
Revenue	$10,559	$8,605	23%	Improved	$10,559	$8,043	31%	Improved
Gross Profit (Loss)	$502	$672	(25%)	Declined	$502	$(107)	NM	Improved
SG&A	$1,692	$1,741	(3%)	Declined	$1,692	$1,611	5%	Increased
Operating Loss	$(1,190)	$(1,076)	11%	Increased	$(1,190)	$(5,634)	(79%)	Improved
Net Income (Loss)	$(1,516)	$591	NM	Increased	$(1,516)	$(5,404)	(72%)	Improved
Adj. EBITDA (Loss) (non-GAAP)*	$(385)	$(158)	144%	Increased	$(385)	$(806)	(52%)	Improved

* Reconciliation of GAAP to Non-GAAP measures follows.

First Quarter 2022 Operating Highlights

“The first quarter’s results built upon the momentum we began to see in December and bodes well for the year to come,” said RiceBran’s Executive Chairman Peter Bradley. “We are aligned with healthy living trends and benefitting from having high quality domestically sourced products in a difficult global supply chain environment. Strong growth in the quarter for our core-SRB and milling businesses reflects improved execution, while plans to introduce new products and expand production should support continued revenue growth and a transition to sustainable profitability, validating our strategic shift to a high value-add specialty ingredients focus.”

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Company delivers strong growth and a return to positive gross profits. Total revenue of $10.6 million in 1Q22, was up 23% from 1Q21, and 31% from 4Q21, driven by higher core-SRB sales and strong growth for MGI and Golden Ridge. Improved results for MGI and Golden Ridge supported a return to gross profits from gross losses in 4Q21, although gross profits of $502,000 in 1Q22 were off from $672,000 a year ago due to lower Value-Add SRB derivative sales. Net losses were $1.5 million in 1Q22, compared to net income of $591,000 in 1Q21, due to a $1.8 million benefit in 1Q21 from the forgiveness of the Company’s PPP loan. Adjusted EBITDA losses (non-GAAP) were $385,000 in 1Q22, compared to $158,000 in 1Q21, due to lower gross profits.

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Positive momentum underpinned by strong demand and improved execution. RiceBran saw meaningful growth for its core-SRB business in 1Q22, driven by stronger customer demand and higher prices. Sales initiatives put into place last year are bearing fruit as customers increasingly turn to SRB from alternative ingredients, which are becoming progressively more expensive and more difficult to source reliably. MGI and Golden Ridge are similarly benefiting from higher demand for domestically sourced agricultural ingredients and generated strong revenue growth and improved profitability in 1Q22, both year-over-year and sequentially, supported by improved execution from the RiceBran team.

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Value-Add to offer upside to revenue and profits in coming quarters. Strong results in 1Q22 occurred despite lower sales and associated contribution margin from Value-Add SRB derivatives due to the timing of large customer orders and a tough year-over-year comparison. Results are expected to reaccelerate in the coming quarters due to strong demand, enhanced supply chain sourcing, and increased production capacity. Management is confident in its strategy of transitioning the Company to a higher value-add specialty ingredients focus and looks for stronger gains from this business in the second half of the year, supported by new product introduction and higher sales from our new distribution partnership with AIDP.

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New directors to support shift to value-add ingredient strategy. RiceBran is pleased to announce that Jean Heggie and Will Black have joined the Company’s Board of Directors effective today, replacing Ari Gendason and Beth Bronner who have resigned effective today. Ms. Heggie and Mr. Black each have over 30 years of experience in the consumer food ingredient, ag-tech, and global health and nutrition industries. With their extensive relationships and experience developing consumer-oriented foods and food ingredients, Mr. Black and Ms. Heggie are well-positioned to help the Company accelerate its strategic shift to a specialty ingredient company.

“With their relevant consumer-facing food ingredient, ag-tech, and health and nutrition expertise, the addition of Ms. Heggie and Mr. Black to our Board signals the next important step in our strategic shift to a high value-add provider of specialty ingredients,” said Executive Chairman Peter Bradley. “Both Ms. Heggie and Mr. Black have extensive experience developing and commercializing new products for companion animal and human end-markets, and as we introduce new products and expand the use of stabilized rice bran as an alternative to less healthy alternatives, we expect to be able to draw from their knowledge base to more rapidly penetrate new customers and accelerate growth of higher value-add ingredients We also thank Ari and Beth for their many contributions to the Company as we transformed the organization. Their guidance was invaluable during this process, and their oversight has been important in enabling us to reach this inflection point.”

First Quarter 2022 Financial Highlights

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Revenue momentum remained strong in the first quarter. Total revenue was $10.6 million in 1Q22, up 23% from $8.6 million in 1Q21, and up 31% from $8.0 million in 4Q21. Strong year-over-year and sequential revenue growth in 1Q22 reflected higher core-SRB sales and strong results for both MGI and Golden Ridge, while Value-Add SRB derivative sales were unchanged from 4Q21 levels, but off against a tough comparison in 1Q21.

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Company returned to positive gross profit margins. Gross profit was $502,000 in 1Q22, up from gross losses of $107,000 in 4Q21, with margin improvement supported by higher volumes and price increases for core-SRB sales, and strong results for both MGI and Golden Ridge. Gross profit declined from $672,000 in 1Q21 due to the year-over-year decline in higher-margin Value-Add SRB derivative sales.

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Quarterly SG&A remains stable under $1.7 million. SG&A declined 3% year-over-year, which was less than the decline in gross profit. As a result, operating loss increased modestly to $1.2 million in 1Q22 from losses of $1.1 million in 1Q21. Net loss was $1.5 million, or ($0.03) per share, in 1Q22 versus net income of $591,000, or $0.01 per share, in 1Q21 due to a $1.8 million benefit in the prior period from the forgiveness of the Company’s SBA PPP loan.

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Adjusted EBITDA (non-GAAP*) losses were $385,000. The Company continued its recent trend of quarterly improvements in cash flow. Adjusted EBITDA losses (non-GAAP) were $385,000 in 1Q22, down from adjusted EBITDA losses (non-GAAP) $806,000 in 4Q21, driven by higher revenue and the transition to positive gross profits, but off from adjusted EBITDA losses (non-GAAP) of $158,000 in 1Q21 due to lower sales of higher margin Value-Add SRB derivatives.

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Balance sheet strengthened with sufficient liquidity. Total cash grew to $5.9 million at the end of 1Q22 from $5.8 million at the end of 4Q21, driven by positive operating cash flow, lower capital expenditures, and an increase in short-term borrowing from the Company’s factoring facility. Management continues to believe that the Company has sufficient cash reserves to bridge the gap to positive adjusted EBITDA.

RiceBran’s CFO Todd Mitchell commented, “The Company’s strong top line growth and transition to gross profit, despite facing a difficult comparison in our Value-Add SRB derivative business, reflect a healthy demand environment and strong execution from everyone on the RiceBran team and further validation of the Company’s strategic shift to a value-add specialty ingredient focus. We still look for future improvement in our core-SRB business in the coming quarters, which with an expected return to growth from our Value-Add SRB derivatives business, should drive gross margins higher and allow the Company to transition to positive adjusted EBITDA.”

Conference Call Information

RiceBran Technologies will host a conference call today, Thursday, April 28, at 4:30 p.m. Eastern Time to discuss these results. The call information is as follows:

●	Date: April 28, 2022

●	Time: 4:30 p.m. Eastern Standard Time

●	Toll Free Dial-in number for US/Canada: 877-545-0320

●	Dial-In number for international callers: 973-528-0002

●	Participant Access Code: 857215

●	Webcast: https://www.ricebrantech.com/investors

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 7 p.m. EST on April 28, 2022 until 11:59 p.m. EST on May 12, 2022 by dialing 877-481-4010 (United States) or 919-882-2331 (international) and using the passcode 45277.

About RiceBran Technologies

RiceBran Technologies is a specialty ingredient company focused on the development, production, and marketing of products derived from traditional and ancient small grains. Notably, we are global leader in the production and marketing of stabilized rice bran (SRB), and high value-added derivative products derived from SRB, as well as a processor of rice, rice co-products, and barley and oat products. We create and produce products utilizing proprietary processes to deliver improved nutrition, ease of use, and extended shelf-life, while addressing consumer demand for all natural, non-GMO and organic products. The target markets for our products include food and animal nutrition manufacturers and retailers, as well as specialty food, functional food and nutritional supplement manufacturers and retailers, both domestically and internationally. More information can be found in the Company’s filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This release contains forward-looking statements, including, but not limited to, statements about RiceBran’s expectations regarding its future financial results, sales growth, adjusted EBITDA (non-GAAP) improvements, and SG&A. These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties, including the risks that operations are disrupted by the COVID-19 pandemic and timing of profitable operations. RiceBran Technologies does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceBran Technologies’ filings with the Securities and Exchange Commission, including its most recent periodic reports.

Use of Non-GAAP Financial Information

We utilize “adjusted EBITDA” “Net Cash” and “Net Debt” as supplemental measures in our ongoing analysis of short term and long-term cash requirement and liquidity needs. Management uses adjusted EBITDA as an indicator of our current financial performance. By eliminating the impact of all material non-cash charges as well as items that do not regularly occur, we believe that adjusted EBITDA provides a more accurate and informative indicator of our cash requirements. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered as an alternative to net income (the most comparable GAAP financial measure to adjusted EBITDA).

The tables below contain a reconciliation of net loss (GAAP) and adjusted EBITDA (non-GAAP) for the three months ended March 31, 2022 and March 31, 2021, and for Net Cash (non-GAAP) and Net Debt (non-GAAP) for the periods ended March 31, 2022 and December 31, 2021. We do not provide a reconciliation of forward-looking net loss (GAAP) to adjusted EBITDA (non-GAAP). Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in future periods. Any forward-looking adjusted EBITDA information that we may provide from time to time consistently excludes the same items from projected net loss that are excluded from actual net loss in the table below.

Investor Contact

Rob Fink / Matt Chesler, CFA

FNK IR

ribt@fnkir.com

646.809.4048 / 646.809.2183

RiceBran Technologies
Consolidated Income Statement (Unaudited) (GAAP)

(in $000, except per share amounts)

	3 Months Ended
	3/31/22	3/31/21	% Chg.

Revenue	$10,559	$8,605	23%
Cost of Goods Sold	(10,057)	(7,933)	27%
Gross Profit	502	672	(25%)
Gross Margin	5%	8%

Selling, General & Admin.	(1,692)	(1,741)	(3% )
Loss on PP&E	-	(7)	NM
Operating Loss	$(1,190)	$(1,076)	11%

Interest Expense, net	(125)	(111)	13%
Gain on Extinguishment of PPP loan	-	1,792	NM
Change in FV of Derivative Warrant Liability	(171)	-	NM
Other Expense, net	(30)	(13)	131%
Income (Loss) Before Income Taxes	(1,516)	592	NM

Income Taxes	-	(1)	NM
Net Income (Loss)	$(1,516)	$591	NM

Basic & Diluted Earnings (Loss) per Share:	$(0.03)	$0.01	NM

Weighted Avg. Shares Outstanding (Basic & Diluted):	52,530	45,635	15%

RiceBran Technologies
EBITDA and Adjusted EBITDA Reconciliation (Unaudited) (Non-GAAP)

(in $000)

	3 Months Ended
	3/31/22	3/31/21	% Chg.

Net Income (Loss)	$(1,516)	$591	NM
Interest Expense	125	111	13%
Income Taxes	-	1	NM
Depreciation and Amortization	559	665	(16%)
EBITDA	$(832)	$1,368	NM

Gain on extinguishment of PPP loan	-	(1,792)	NM
Change in FV of Derivative Warrant Liability	171	-	NM
Other Expense	30	13	131%
Share-Based Compensation	246	253	(3%)
Adjusted EBITDA	$(385)	$(158)	144%

RiceBran Technologies
Consolidated Statement of Cash Flows (Unaudited)

(in $000)

	3 Months Ended
	3/31/22	3/31/21	% Chg.
Cash Flow from Operations
Net Income (Loss)	$(1,516)	$591	NM
Adjs. to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	516	612	(16%)
Amortization	43	53	(19%)
Share-Based Compensation	246	253	(3%)
Gain on Extinguishment of PPP Debt	-	(1,792)	NM
Change in FV of Derivative Warrant Liability	171	-	NM
Other	(48)	(18)	167%
Changes in operating assets and liabilities:
Accounts Receivable	(493)	(808)	(39%)
Inventories	(39)	384	NM
Accounts Payable	884	508	74%
Commodities Payable	589	556	6%
Other	(163)	(340)	(52%)
Net Cash Flow from Operations	$190	$(1)	NM

Cash Flow from Investing
Purchases of PP&E	(157)	(325)	(52%)
Proceeds from Insurance on Involuntary Conversion	109	-	NM
Net Cash Flow from Investing	$(48)	$(325)	(85%)

Cash Flow from Financing
Net Change in Debt	(99)	481	NM
Net Cash Flow from Financing	$(99)	$481	NM

Net Change in Cash	$43	$155	NM

BOP Cash Balance	$5,825	$5,263
Net Change in Cash	43	155
EOP Cash Balance	$5,868	$5,418

RiceBran Technologies
Consolidated Balance Sheets (Unaudited)
(in $000)

	Period Ending
	3/31/22	12/31/21	% Chg.
Assets

Cash and Cash Equivalents	$5,868	$5,825	1%
Accounts Receivable, net	4,629	4,136	12%
Inventories	2,482	2,444	2%
Other Current Assets	952	810	18%
Total Current Assets	$13,931	$13,215	5%

PP&E, Net	14,887	15,444	(4%)
Operating Lease right-of-use assets	2,043	2,127	(4%)
Goodwill & Intangibles	484	527	(8%)
Total Assets	$31,345	$31,313	0%

Liabilities and Shareholders' Equity

Accounts Payable	$1,672	$826	102%
Commodities Payable	2,291	1,702	35%
Accruals	1,397	1,470	(5%)
Leases, Current	478	468	2%
Debt, Current	4,938	4,690	5%
Total Current Liabilities	$10,776	$9,156	18%

Leases, Not Current	1,880	2,048	(8%)
Debt, Not Current	1,035	1,356	(24%)
Derivative Warrant Liability	429	258	66%
Total Liabilities	$14,120	$12,818	10%

Preferred Stock	75	75	NM
Common Stock	326,525	326,279	0%
Accumulated Deficit	(309,375)	(307,859)	0%
Total Shareholders’ Equity	$17,225	$18,495	(7%)

Total Liabilities and Shareholders’ Equity	$31,345	$31,313	0%

RiceBran Technologies
Net Cash and Net Debt Reconciliation (Unaudited) (Non-GAAP)
(in $000)

	Period Ending
	3/31/22	12/31/21	% Chg.

Cash and Cash Equivalents	$5,868	$5,825	1%
Less: Total Debt, Current and Non-current	5,973	6,046	(1%)
Net Cash (Debt)	$(105)	$(221)	(52%)